Exhibit 99.1

Investor	Nancy Christal	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations (914) 722-4704		Corporate (401) 770-5717

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Cash Tender Offers

for Certain Outstanding Notes

WOONSOCKET, RI, May 16, 2016 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today that it has commenced cash tender offers (the “Tender Offers”) for (1) any and all of its 5.75% Senior Notes due 2017, its 6.60% Senior Notes due 2019 and its 4.75% Senior Notes due 2020 (collectively, the “Any and All Notes”) and (2) up to $1,500,000,000 aggregate principal amount (the “Maximum Tender Offer Amount”) of its 6.25% Senior Notes due 2027, its 6.125% Senior Notes due 2039, its 5.750% Senior Notes due 2041, the 5.00% Senior Notes due 2024 (the “Omnicare 2024 Notes”) issued by its wholly-owned subsidiary, Omnicare, Inc. (“Omnicare”), the 4.75% Senior Notes due 2022 (the “Omnicare 2022 Notes”, and together with the Omnicare 2024 Notes, the “Omnicare Notes”) issued by Omnicare, its 4.875% Senior Notes due 2035 and its 3.875% Senior Notes due 2025 (collectively, the “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Notes”). The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”) and related Letter of Transmittal (the “Letter of Transmittal”). The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. The purpose of the Tender Offers is to refinance a portion of CVS Health’s outstanding indebtedness.

Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 27, 2016 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Payment (as defined in the Offer to Purchase). The applicable Total Consideration per $1,000 principal amount of the 5.00% Senior Notes due 2024 and the 4.75% Senior Notes due 2022 issued by Omnicare will be the fixed amounts set forth in the table below. With regard to the other Notes, the applicable Total Consideration payable with respect to the Notes issued by CVS Health will be an amount based on the yield to maturity of the U.S. Treasury reference securities specified in the table below (the “UST Reference Security”), as determined at 11:00 a.m., New York City time, on May 27, 2016 (unless otherwise extended as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase.

Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on June 13, 2016 (the “Expiration Date”) will be eligible to receive the applicable tender offer consideration (the “Tender Offer Consideration”), namely the applicable Total Consideration minus the applicable Early Tender Payment specified in the table below.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, any Early Settlement Date (as defined in the Offer to Purchase, and which may occur as early as May 31, 2016) or the Final Settlement Date (as defined in the Offer to Purchase) and which is expected to occur on June 15, 2016, as applicable.

Certain details regarding the Tender Offers are set forth in the table below:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(1)	Fixed Total Consideration for Omnicare Notes(2)
Any and All Notes:
5.75% Senior Notes due 2017	126650BH2	$1,079,896,000	N/A	0.625% UST due 5/31/17	BBT4	20	$30	N/A
6.60% Senior Notes due 2019	126650BN9	$394,258,000	N/A	1.000% UST due 3/15/19	BBT5	50	$30	N/A
4.75% Senior Notes due 2020	126650BU3	$450,000,000	N/A	1.125% UST due 4/30/20	BBT5	20	$30	N/A
Maximum Tender Offer Notes:
6.25% Senior Notes due 2027	126650BJ8	$453,075,000	1	1.625% UST due 5/15/26	BBT	155	$30	N/A
6.125% Senior Notes due 2039	126650BR0	$734,141,000	2	2.500% UST due 2/15/46	BBT	140	$30	N/A
5.750% Senior Notes due 2041	126650BX7	$493,196,000	3	2.500% UST due 2/15/46	BBT	140	$30	N/A
Omnicare 5.00% Senior Notes due 2024	681904AT5	$3,696,000	4	N/A	N/A	N/A	$30	$990
Omnicare 4.75% Senior Notes due 2022	681904AS7	$12,634,000	5	N/A	N/A	N/A	$30	$990
4.875% Senior Notes due 2035	126650CM0	$2,000,000,000	6	2.500% UST due 2/15/46	BBT	110	$30	N/A
3.875% Senior Notes due 2025	126650CL2	$3,000,000,000	7	1.625% UST due 5/15/26	BBT	90	$30	N/A

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase at or prior to the Early Tender Date and accepted for purchase.
(2)	Per $1,000 principal amount of Omnicare Notes. See Annexes A and B to the Offer to Purchase for more information on the calculation of the Total Consideration for the Notes excluding the Omnicare Notes, including hypothetical calculations of the Total Consideration for such Notes.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on May 27, 2016 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless CVS Health is required to extend withdrawal rights under applicable law. Acceptance of tendered Maximum Tender Offer Notes will be purchased based on the acceptance priority levels applicable to the relevant series and may be subject to proration, in each case as described in the Offer to Purchase. CVS Health reserves the right, but is not obligated, to increase the Maximum Tender Offer Amount without extending withdrawal rights, subject to compliance with applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but the Tender Offers are subject to a financing condition and certain other general conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. For additional information regarding the terms of the Tender Offers, please contact the Dealer Managers at Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3424 (collect), or RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7822 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 745-0265 (for all others toll free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase and the related Letter of Transmittal, consult their own investment and tax advisers and make their own decisions whether to tender Notes in either Tender Offer, and, if so, the principal amount of Notes to tender.

About the Company

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its more than 9,600 retail pharmacies, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with nearly 80 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, and expanding specialty pharmacy services, the Company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in CVS Health’s Securities and Exchange Commission filings, including those set forth in the Risk Factors section in its Annual Report on Form 10-K for the year ended December 31, 2015.

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